Exhibit 23.1

CONSENT OF
PKF BEDRIJFSREVISOREN, ANTWERP, BELGIUM
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Remedent, Inc.
Zuiderlaan 1-3, bus 8
9000 GENT, Belgium

We consent to incorporation by reference in the Registration Statements on Form S-8 (File Numbers 333-134994 and 333-71626) and the use of our report dated July 14, 2011, with respect to the consolidated financial statements of Remedent, Inc. as of March 31, 2010 and March 31, 2011 and for the years then ended, appearing in the Annual Report on Form 10-K for the year ended March 31, 2011.

Brussels - Belgium, July 14, 2011
PKF bedrijfsrevisoren CVBA
Statutory Auditors
Represented by

/s/ Gunther Loits

Gunther Loits
Registered Auditor | Partner

Tel +32 (0)2 242 11 41 | Fax +32 (0)2 242 03 45 | brussel@pkf.be | www.pkf.be
PKF bedrijfsrevisoren CVBA | burgerlijke vennootschap met handelsvorm
Metrologielaan 10 | 1130 Brussel | BTW BE 0439 814 826 | RPR Antwerpen

PKF bedrijfsrevisoren CVBA is a member firm of the PKF International Limited network of legally independent firms.